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                                                                    EXHIBIT 99.1
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NEWS RELEASE

                                     Contact:  JOHN PINO
                                               ACT Manufacturing, Inc.
                                               978-567-4000


                            ACT MANUFACTURING, INC.
                     STATUS OF LIQUIDITY INCLUDING WAIVERS
                          UNDER U.S. CREDIT AGREEMENT


Hudson, Massachusetts, December 19, 2001 - ACT Manufacturing, Inc. (Nasdaq:
ACTM) today announced that it had obtained and been operating last week under a Third Limited Waiver to its Credit Agreement with its domestic bank syndicate, which is led by The Chase Manhattan Bank. The limited waiver expired on December 14, 2001. The Company is currently in default under the Credit Agreement. The domestic bank syndicate has not agreed to any additional or extended waivers under the Credit Agreement, and the Company has fully utilized the available liquidity under the Credit Agreement. The Company's North American operations have very limited liquidity at this time. While the Company continues to pursue all alternatives, the Company has limited options available. Accordingly, the Company can provide no assurance that it will obtain any of the liquidity that it requires or any of the waivers or consents it requires from the domestic bank syndicate or other parties. The Company is considering, a number of actions, including additional layoffs at several locations and the possibility of seeking protection under the federal Bankruptcy Act, in order to preserve its assets and value.

ACT Manufacturing, Inc., headquartered in Hudson, Massachusetts, provides value-added electronics manufacturing services to original equipment manufacturers in the networking and telecommunications, computer and industrial and medical equipment markets. The Company provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly, total system assembly and integration, mechanical and molded cable and harness assembly and other value-added services. The Company has operations in California, Georgia, Massachusetts, Mississippi, France, England, Ireland, Mexico, Singapore, Taiwan and Thailand.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are neither guarantees nor promises, but which are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Forward-looking statements relate, among other things, to ACT's role in the electronics manufacturing services market, the results of actions taken by management, the strength of our customers' markets and the outsourcing model in the electronics industry, expected operating and financial results, sources of liquidity and capital resources, effects of our cash management plan, negotiations with lenders and other parties, anticipated
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results of restructuring efforts, developments within the customer base and market opportunities, future customer shipments, and the plans and objectives of management. Those risks and uncertainties include, among others: changes or anticipated changes in economic conditions; trends in the electronics industry; the strength of our customers' markets and future customer demands; the financial condition of our customers; the inability to achieve satisfactory financial arrangements with bank lenders and other financial sources; the inability to successfully integrate acquired businesses, the inability to achieve expected synergies and cost associated with acquisitions; the effectiveness of managing manufacturing processes; increased competition and its effects on pricing, revenues and gross margins, and our customer base; our ability to timely complete, configure and ship products; and changes, reductions, delays or cancellations of customer orders. In addition, our business and results of operations are subject to numerous additional risks and uncertainties, including the short-term nature of customer orders, customers' announcements and introductions of new products or new generations of products, evolutions in the life cycles of customers' products, inventory obsolescence and currency exchange rate movements. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.


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